                                                                        EX-99.H3

                         SUB-ADMINISTRATION AGREEMENT

          AGREEMENT made as of September 1, 1998 by and between Hewitt Series Trust , a business trust organized under the laws of Delaware (the "Fund"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

          WHEREAS, the Fund, a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of the separate portfolios listed on Appendix A (each, a "Portfolio") hereto; and
                              ----------

          WHEREAS, the Fund desires to retain the Bank to render certain administrative services to the Fund and the Bank is willing to render such services.

          NOW, THEREFORE, in consideration of the mutual covenants herein set forth, it is agreed between the parties hereto as follows:

          1.  Appointment.  The Fund hereby appoints the Bank to provide certain
              -----------
administrative services to the Fund on the terms set forth in this Agreement. The Bank agrees to render the services herein set forth for the compensation herein provided.

          2.  Delivery of Documents.  The Fund has furnished the Bank with
              ---------------------
copies properly certified or authenticated of each of the following:

               (a) Resolutions of the Fund's Board of Trustees approving this Agreement;

               (b) The Fund's declaration of trust (the "Declaration") and all amendments thereto (the "Articles");

               (c)   The Fund's by-laws and all amendments thereto (the "By-
Laws");

               (d) The Fund's agreements with all service providers which include any investment advisory agreements, sub-investment advisory agreements, custody agreements, distribution agreements and transfer agency agreements (collectively, the "Agreements");

               (e) The Fund's most recent Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933 and under the 1940 Act and all amendments thereto; and

               (f) The Fund's most recent prospectus and statement of additional information (the "Prospectus"); and

               (g) Such other certificates, documents or opinions as may mutually be deemed necessary or appropriate for the Bank in the proper performance of its duties hereunder.

          The Fund will immediately furnish the Bank with copies of all amendments of or supplements to the foregoing. Furthermore, the Fund will notify the Bank as soon as possible of any matter which may materially affect the performance by the Bank of its services under this Agreement.

          3.  Duties of Bank.  Subject to the supervision and direction of the
              --------------
Board of Trustees of the Fund, the Bank will assist in conducting various aspects of the Fund's administrative operations and undertakes to perform the services described in Appendix C hereto. The Bank may, from time to time,
                      ----------
perform additional duties and functions which shall be set forth in an amendment to such Appendix C executed by both parties. At such time, the fee schedule
        ----------
included in Appendix B hereto shall be appropriately amended.
            ----------

          In performing all services under this Agreement, the Bank shall act in conformity with the Fund's Declaration and By-Laws and the 1940 Act, as the same may be amended from time to time, and the investment objectives, investment policies and other practices and policies set forth in the Fund's Registration Statement, as the same may be amended from time to time. Notwithstanding any item discussed herein, the Bank has no discretion over the Fund's assets or choice of investments and cannot be held liable for any problem relating to such investments.

          4.  Duties of the Fund.
              ------------------

               (a) The Fund is solely responsible (through its transfer agent or otherwise) for (i) providing timely and accurate reports ("Daily Sales Reports") which will enable the Bank to monitor the total number of shares sold in each state on a daily basis and (ii) identifying any exempt transactions ("Exempt Transactions") which are to be excluded from the Daily Sales Reports.

               (b) The Fund agrees to make its legal counsel available to the Bank for instruction with respect to any matter of law arising in connection with the Bank's duties hereunder, and the Fund further agrees that the Bank shall be entitled to rely on such instruction without further investigation on the part of the Bank.

          5.  Fees and Expenses.
              -----------------

               (a) For the services to be rendered and the facilities to be furnished by the Bank, as provided for in this Agreement, the Fund will compensate the Bank in accordance with the fee schedule attached as Appendix B
                                                                    ----------
hereto. Such fees do not include out-of-pocket disbursements (as delineated on the fee schedule or other expenses with the prior approval of the Fund's management) of the Bank for which the Bank shall be entitled to bill the Fund separately and for which the Fund shall reimburse the Bank.

               (b) The Bank shall not be required to pay any expenses incurred by the Fund.

          6.  Limitation of Liability.
              -----------------------

               (a) The Bank, its directors, officers, employees and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof. The Fund will indemnify the Bank, its directors, officers, employees and agents against and hold it and them harmless from any and all losses, claims, damages, liabilities or expenses (including legal fees and expenses) resulting from any claim, demand, action or suit (i) arising out of the actions or omissions of the Fund, including, but not limited to, inaccurate Daily Sales Reports and misidentification of Exempt Transactions;
(ii) arising out of the offer or sale of any securities of the Fund in violation of (x) any requirement under the federal securities laws or regulations, (y) any requirement under the securities laws or regulations of any state, or (z) any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such securities, which violation was not caused by the Bank's acts or omissions or willful misfeasance, bad faith, or negligence; or (iii) not resulting from the willful misfeasance, bad faith or negligence of the Bank in the performance of such obligations and duties or by reason of its reckless disregard thereof.

               (b) The Bank may apply to the Fund at any time for instructions and may consult counsel for the Fund, or its own counsel, and with accountants and other experts with respect to any matter arising in connection with its duties hereunder, and the Bank shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction, or with the opinion of such counsel, accountants, or other experts. The Bank shall not be liable for any act or omission taken or not taken in reliance upon any document, certificate or instrument which it reasonably believes to be genuine and to be signed or presented by the proper person or persons. The Bank shall not be held to have notice of any change of authority of any officers, employees, or agents of the Fund until receipt of written notice thereof has been received by the Bank from the Fund.

               (c) In the event the Bank is unable to perform, or is delayed in performing, its obligations under the terms of this Agreement because of acts of God, strikes, legal constraint, government actions, war, emergency conditions, interruption of electrical power or other utilities, equipment or transmission failure or damage reasonably beyond its control or other causes reasonably beyond its control, the Bank shall not be liable to the Fund for any damages resulting from such failure to perform, delay in performance, or otherwise from such causes; provided that the Bank has taken reasonable steps to protect against potential disruption caused by the foregoing.

               (d) Notwithstanding anything to the contrary in this Agreement, in no event shall the Bank be liable for special, incidental or consequential damages, even if advised of the possibility of such damages.

          7.  Termination of Agreement.
              ------------------------

               (a) The term of this Agreement shall be one year commencing upon the date hereof (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive one-year terms (each a "Renewal Term") unless notice of non-renewal is delivered by the non-renewing party to the other party no later than sixty days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

                      (i) Either party hereto may terminate this Agreement prior to the expiration of the Initial Term in the event the other party violates any material provision of this Agreement, provided that the violating party does not cure such violation within sixty days of receipt of written notice from the non-violating party of such violation.

                      (ii) Either party may terminate this Agreement during any Renewal Term upon sixty days written notice to the other party. Any termination pursuant to this paragraph 7(a)(ii) shall be effective upon expiration of such sixty days, provided, however, that the effective date of such termination may be postponed, at the request of the Fund, to a date not more than one hundred twenty days after delivery of the written notice in order to give the Fund an opportunity to make suitable arrangements for a successor administrator.

               (b) At any time after the termination of this Agreement, the Fund may, upon written request, have reasonable access to the records of the Bank relating to its performance of its duties hereunder.

          8.  Miscellaneous.
              -------------

               (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or the Bank shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                    To the Fund:


                         Hewitt Series Trust
                         100 Half Day Road
                         Lincolnshire, IL. 60069
                         Attn: James B. Lee
                         With a copy to:  Peter Ross

                    To the Bank:

                         Investors Bank & Trust Company
                         200 Clarendon Street, P.O. Box 9130
                         Boston, MA  02117-9130
                         Attention: Andrew Nesvet, Director, Client Management With a copy to: John E. Henry, General Counsel

               (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the written consent of the other party.

               (c) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions.

               (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

               (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

          9.  Confidentiality.  All  books, records, information and data
              ---------------
pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required in the performance of duties hereunder or as otherwise required by law.

          10.  Use of Name.  The Fund shall not use the name of the Bank or any
               -----------
of its affiliates in any prospectus, sales literature or other material relating to the Fund in a manner not approved by the Bank prior thereto in writing; provided however, that the approval of the Bank shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided further, that in no
                                                ----------------
event shall such approval be unreasonably withheld or delayed.

          11.  Limitation of Liability.  IBT is hereby expressly put on notice
               -----------------------
of the limitation of liability set forth in the Declaration of Trust of the Fund and agrees that the obligations assumed by the Fund hereunder shall be limited in all cases to the assets of the Fund and that IBT shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees, or shareholders of the Fund.

          12.  Several Obligations of the Portfolios.  This Agreement is an
               -------------------------------------
agreement entered into between IBT and the Fund with respect to each Portfolio. With respect to any obligation of the Fund on behalf of any Portfolio arising out of this Agreement, IBT shall look for payment or satisfaction of such obligation solely to the assets of the Portfolio to which such obligation relates as though IBT had separately contracted with the Fund by separate written instrument with respect to each Portfolio.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.


                              HEWITT SERIES TRUST

                              By: /s/ Stacy L. Schaus
                                 -------------------------
                                 Name:  Stacy L. Schaus
                                 Title: President


                              INVESTORS BANK & TRUST COMPANY

                              By: /s/ Andrew Nesvet
                                 -------------------------
                                 Name:  Andrew Nesvet
                                 Title: Director, Client Management

                                 Appendices
                                 ----------

               Appendix A......................Series or Portfolios

               Appendix B......................Fee Schedule

               Appendix C......................Services

                                  Appendix A
                                  ----------

                           Hewitt Money Market Fund

                                  Appendix B
                                  ----------

                              Hewitt Series Trust
                              Annual Fee Schedule
                     For One Money Market Fund - 2 Classes
                               September 1, 1998

================================================================================
   FUND ACCOUNTING, CUSTODY AND CALCULATION OF N.A.V., TRANSFER AGENCY, FUND
          ADMINISTRATION, FINANCIAL STATEMENT PREPARATION AND BLUE SKY
================================================================================



A.   FUND ACCOUNTING, CUSTODY AND CALCULATION OF N.A.V., TRANSFER AGENCY, FUND
     -------------------------------------------------------------------------
     ADMINISTRATION, FINANCIAL STATEMENT PREPARATION AND BLUE SKY
     ------------------------------------------------------------

     The Annual Fee for Fund Accounting, Custody and Calculation of N.A.V., Transfer Agency, Fund Administration, Financial Statement Preparation and Blue Sky for the one (1) Hewitt Money Market Fund (including two classes) will be charged according to the following schedule. The following schedule is exclusive of transaction costs and out-of-pocket expenses.

                                         ANNUAL FEE
                                         ----------
     Annual Fee per fund                  $70,000

     For each additional class added beyond the first two classes there will be an annual fee of $28,000 for the above services.

     Blue Sky services, which are to be billed separately from the above, will be billed at an annual rate of $100.00 per permit filed.


B.     TRANSACTION            COSTS PER TRANSACTION
       -----------            ---------------------
      Incoming Wires                  5.00
      Outgoing Wires                  7.00


================================================================================
                                 MISCELLANEOUS
================================================================================


A.       OUT-OF-POCKET
         -------------
            -     These charges consist of:
            -     Telephone
            -     Ad Hoc Reporting
            -     TA - Non-current Day Inquiry ($1.00 per inquiry)
            -     Third Party Review
            -     Forms and Supplies
            -     Printing/Postage/Delivery
            -     Systems Development/Reports/Transmissions
            -     Equipment Rental
            - Legal costs associated with substantial alterations of IBT's standard agreements

B.  BALANCE CREDITS
    ---------------

    We allow use of balance credit against fees (excluding out-of-pocket charges) for collected fund balances arising out of the custody relationship. The monthly earnings allowance is equal to 75% of the 90-day T-bill rate.

C.  SYSTEMS
    -------

    The details of any systems work required to service this fund will be determined after a thorough business analysis. All systems work, including creating customized reports and establishing systems/communications interfaces with Hewitt, other providers, etc., will be billed on a time and materials basis.

D.  OTHER
    -----

    Assumptions:
    ------------

    The fee schedule assumes that there will be two (2) classes of shares. Also, this schedule reflects the fact that the fund will not declare a daily distribution, but will distribute monthly or annually only. Increases in the number of classes or any change in the frequency of distributions will result in an increase in the fees noted above.

    This fee schedule does not reflect the impact, if any, on IBT's processing transactions using FundServe or other NSCC applications. The fees associated with such applications and any related systems development costs will be determined at a later date prior to implementation.

    The above fees will be charged against the funds' custodian checking account five business days after the invoice is mailed to the fund.

    This annual fee schedule is valid for 30 days and assumes the execution of IBT's standard contractual agreements for a minimum term of one (1) year. All charges will be billed monthly. The fee schedule will be effective upon start-up of the fund.

                                  Appendix C
                                  ----------

        INVESTORS BANK & TRUST SUMMARY OF SUB-ADMINISTRATION FUNCTIONS
                                    9/1/98
                               HEWITT ASSOCIATES

FUNCTION                                          INVESTORS BANK & TRUST                  HEWITT
------------------------------------------------------------------------------------------------------------------------------------

                                                  MANAGEMENT REPORTING
                                               & TREASURY ADMINISTRATION
------------------------------------------------------------------------------------------------------------------------------------

Prepare agenda and board materials for                                                Prepare agenda and resolutions
quarterly board meetings.                                                             and assemble board materials
                                                                                      for quarterly board meetings.
                                                                                      Prepare supporting information
                                                                                      and materials when necessary.
                                                                                      Attend board and committee
                                                                                      meetings and prepare minutes.

FREQUENCY:  QUARTERLY

Monitor portfolio compliance in              Perform tests of certain specific        Continuously monitor portfolio
accordance with the current Prospectus       portfolio activity designed from         activity and Fund operations in
and SAI.                                     provisions of the Fund's Prospectus      conjunction with 1940 Act,
                                             and SAI at the Master level only.        Prospectus, SAI and any other
                                             Follow-up on potential violations.       applicable laws and
                                                                                      regulations.  Monitor testing
                                                                                      results and approve resolution
FREQUENCY:  DAILY                                                                     of compliance issues.


Provide compliance summary package.          Provide a report of compliance           Review report.
                                             testing results.
Frequency:  Monthly




FUNCTION                                         SUGGESTED FUND AUDITOR OR
                                                        COUNSEL
------------------------------------------------------------------------------------------------------------------------------------

                                                  MANAGEMENT REPORTING
                                               & TREASURY ADMINISTRATION
------------------------------------------------------------------------------------------------------------------------------------

Prepare agenda and board materials for          C - Review agenda, board
 quarterly board meetings.                      material and board and
                                                committee meeting minutes.
                                                Ensure BOD material contains
                                                all required information
                                                that the BOD must review
                                                and/or approve to perform
                                                their duties as directors.
FREQUENCY:  QUARTERLY

Monitor portfolio compliance in                 A/C - Provide consultation
 accordance with the current Prospectus         as needed on compliance
 and SAI.                                       issues.

FREQUENCY:  DAILY

Provide compliance summary package.             A/C - Provide consultation
                                                as needed.
FREQUENCY:  MONTHLY


----------------------------------------------------------------------------------------------------------------------
                                             MANAGEMENT REPORTING
                                       & TREASURY ADMINISTRATION (CONT.)
----------------------------------------------------------------------------------------------------------------------
                                             Perform asset diversification tests      Continuously monitor portfolio
 Perform asset diversification testing       at each tax quarter end at the           activity in conjunction with
 to establish qualification as a RIC.        Master level.  Follow-up on issues.      IRS requirements.  Review test
                                                                                      results and take any necessary
                                                                                      action.  Approve tax positions
                                                                                      taken.
FREQUENCY:  QUARTERLY

Perform qualifying income testing to         Perform qualifying income testing        Continuously monitor portfolio
 establish qualification as a RIC.           (on book basis income, unless            activity in conjunction with
                                             material differences are                 IRS requirements.  Review test
                                             anticipated) on quarterly basis and      results and take any necessary
                                             as may otherwise be necessary.           action.  Approve tax positions
FREQUENCY:  QUARTERLY                        Follow-up on issues.                     taken.

Prepare the Fund's annual expense            Prepare preliminary expense budget.      Provide asset level
 budget.  Establish daily accruals.          Notify fund accounting of new            projections.  Approve expense
                                             accrual rates.                           budget.
FREQUENCY:  ANNUALLY

----------------------------------------------------------------------------------------------------------------------
                                             MANAGEMENT REPORTING
                                       & TREASURY ADMINISTRATION (CONT.)
----------------------------------------------------------------------------------------------------------------------
Perform asset diversification testing        A - Provide consultation as
to establish qualification as a RIC.         needed in establishing
                                             positions to be taken in tax
                                             treatment of particular
                                             issues. Review quarter end
                                             tests on a current basis.
FREQUENCY:  QUARTERLY

Perform qualifying income testing to         A- Consult as needed on tax
establish qualification as a RIC.            accounting positions to be
                                             taken.  Review in
                                             conjunction with year-end
                                             audit.
FREQUENCY:  QUARTERLY

Prepare the Fund's annual expense
budget.  Establish daily accruals.

FREQUENCY:  ANNUALLY

-----------------------------------------------------------------------------------------------------------------------------------

                                                    MANAGEMENT REPORTING
                                             & TREASURY ADMINISTRATION (CONT.)
-----------------------------------------------------------------------------------------------------------------------------------

Monitor the Fund's expense      Monitor actual expenses updating      Provide asset level projections     C/A - Provide consultation
budget.                         budgets/ expense accruals.  Review    quarterly.  Provide vendor          as  requested.
Review the Fund's multi-class   expense differentials among classes   information as necessary.
expense differentials.          to ensure consistency with Rule       Review expense analysis and
                                18f-3 or the Fund's exemptive         approve budget revisions.
                                application and the Fund's private
                                letter ruling or published ruling.
FREQUENCY:  QUARTERLY

Receive and coordinate          Propose allocations of invoice among  Approve invoices and
payment of fund expenses.       Funds and obtain authorized approval  allocations of payments.  Send
                                to process payment.                   invoices to IBT in a timely
FREQUENCY:  AS OFTEN                                                  manner.
AS NECESSARY

Calculate periodic dividend     Calculate amounts available for       Establish and maintain dividend     C -  Review dividend
rates to be declared in         distribution.  Coordinate review by   and distribution policies.          resolutions in conjunction

accordance with management      management and/or auditors.  Notify   Approve distribution rates per      with Board approval.
guidelines.                     custody and transfer agent of         share and aggregate amounts.
                                authorized dividend rates in          Obtain Board approval when          A - Review and concur with

                                accordance with Board approved        required.                           proposed distributions
                                policy.  Report dividends to Board
                                as required.
FREQUENCY:  ANNUALLY

----------------------------------------------------------------------------------------------------------------------------------
                                                       MANAGEMENT REPORTING
                                                & TREASURY ADMINISTRATION (CONT.)
----------------------------------------------------------------------------------------------------------------------------------
Calculate total return information on          Provide total return calculations.        Review total return information.
Funds as defined in the current
Prospectus and SAI.

FREQUENCY:  MONTHLY

Prepare responses to major industry           Prepare, coordinate as necessary,          Identify the services to which
questionnaires.                               and submit responses to the                the Funds report.  Provide
                                              appropriate agency.                        information as requested.
FREQUENCY:  AS OFTEN AS NECESSARY

Prepare disinterested director/trustee        Summarize amounts paid to                  Provide social security numbers
Form 1099-Misc.                               directors/trustees during the              and current mailing address for
                                              calendar year.  Prepare and mail           trustees.  Review and approve
                                              Form 1099-Misc.                            information provided for Form
                                                                                         1099-Misc.
FREQUENCY:  ANNUALLY


-----------------------------------------------------------------------------------------------------------------------------------

                                                  FINANCIAL REPORTING
-----------------------------------------------------------------------------------------------------------------------------------

Prepare financial information for                                                     Prepare selected portfolio and
presentation to Fund Management and                                                   financial information for
Board of Directors.                                                                   inclusion in board material.

FREQUENCY:  QUARTERLY


Coordinate the annual audit and              Coordinate the creation of templates     Provide past F/S and other
semi-annual preparation and printing of      reflecting client-selected               information required to create
financial statements and notes with          standardized appearance and text of      templates, including report
management, fund accounting and the          financial statements and footnotes.      style and graphics.  Approve
fund auditors.                               Draft and manage production cycle.       format and text as standard.
                                             Coordinate with IBT fund accounting      Approve production cycle and
                                             the  electronic receipt of portfolio     assist in managing to the
                                             and general ledger information.          cycle. Coordinate review and
                                             Assist in resolution of accounting       approval by portfolio managers
                                             issues.  Using templates, draft          of portfolio listings to be
                                             financial statements, coordinate         included in financial
                                             auditor and management review, and       statements.  Prepare
                                             clear comments. Coordinate printing      appropriate management letter
                                             of reports and EDGAR conversion with     and coordinate production of
                                             outside printer and filing with the      Management Discussion and
                                             SEC via EDGAR.                           Analysis.  Review and approve
                                                                                      entire report.  Make
FREQUENCY:  ANNUALLY/SEMI-ANNUALLY                                                    appropriate representations in
                                                                                      conjunction with audit.


-----------------------------------------------------------------------------------------------------------------------------------

                                                  FINANCIAL REPORTING
-----------------------------------------------------------------------------------------------------------------------------------

Prepare financial information for
presentation to Fund Management and
Board of Directors.

FREQUENCY:  QUARTERLY

Coordinate the annual audit and                  A - Perform audit and issue
semi-annual preparation and printing of          opinion on annual financial
financial statements and notes with              statements.
management, fund accounting and the
fund auditors.                                   A/C - Review reports.

FREQUENCY:  ANNUALLY/SEMI-ANNUALLY


------------------------------------------------------------------------------------------------------------------------------------

                                                             LEGAL
------------------------------------------------------------------------------------------------------------------------------------

Prepare and file Form N-SAR.                  Prepare form for filing. Obtain any     Provide appropriate responses.
                                              necessary supporting documents.         Review and authorize filing.
                                              File with SEC via EDGAR.

FREQUENCY:  SEMI-ANNUALLY

Prepare amendments to Registration                                                    Coordinate the preparation and
Statement.                                                                            filing of post-effective
                                                                                      amendments.  Coordinate with
FREQUENCY:  ANNUAL UPDATE (INCLUDES                                                   outside printers the Edgar
UPDATING FINANCIAL HIGHLIGHTS, EXPENSE                                                conversion, filing with the SEC
TABLES, RATIOS) PLUS ONE ADDITIONAL                                                   and printing of prospectus.
FILING PER FISCAL YEAR

Prepare Prospectus/SAI supplements.                                                   Coordinate the preparation of
                                                                                      Prospectus and SAI supplements.
                                                                                      File with the SEC via Edgar.
                                                                                      Coordinate printing of
                                                                                      supplements.
FREQUENCY:  AS OFTEN AS REQUIRED


------------------------------------------------------------------------------------------------------------------------------------

                                                              LEGAL
------------------------------------------------------------------------------------------------------------------------------------

Prepare and file Form N-SAR.                   C - Review initial filing.
                                               A - Provide annual audit
                                               internal control letter to
                                               accompany the annual filing.
                                               Provide annual multi-class
FREQUENCY:  SEMI-ANNUALLY                      report when applicable.

Prepare amendments to Registration             C - Review and approve
Statement.                                     filings.
                                               A/C - Provide consents as
FREQUENCY:  ANNUAL UPDATE (INCLUDES            appropriate.
UPDATING FINANCIAL HIGHLIGHTS, EXPENSE
TABLES, RATIOS) PLUS ONE ADDITIONAL
FILING PER FISCAL YEAR

Prepare Prospectus/SAI supplements.           C - Review and approve
                                              filings.
                                              A/C - Provide consents as
                                              appropriate.

FREQUENCY:  AS OFTEN AS REQUIRED

----------------------------------------------------------------------------------------------------------------------------------
                                                           LEGAL (CONT.)
----------------------------------------------------------------------------------------------------------------------------------
Coordinate the preparation and filing of     Accumulate capital stock    Review and approve filing.   C - Approve 24f-2 Notice.
Form 24f-2 Notice.                           information and draft
                                             Form 24f-2 Notice.                                       A - Review informally when
                                             Coordinate filing of                                     requested
                                             approved Form with
                                             SEC via Edgar.
FREQUENCY:  ANNUALLY

Proxy Material/Shareholder Meetings                                      Prepare drafts of proxy      C - Review and approve proxy.
                                                                         material for review, file
                                                                         materials with SEC and
                                                                         coordinate printing.  Assist
                                                                         proxy solicitation firm and
                                                                         prepare scripts.  Attend
FREQUENCY:  AS NEEDED                                                    meeting and prepare minutes.

Assist in updating of fidelity bond                                      Obtain required fidelity bond
insurance coverage.                                                      insurance coverage.  Monitor
                                                                         level of fidelity bond
                                                                         insurance  maintained in
                                                                         accordance with required
                                                                         coverage. Make annual filing of
                                                                         fidelity bond insurance
FREQUENCY:  ANNUALLY                                                     MATERIAL WITH THE SEC.


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                                                          LEGAL (CONT.)
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
Respond to regulatory audits.   Compile and provide documentation      Coordinate with regulatory        C - Provide consultation as
                                pursuant to audit requests.  Assist    auditors to provide requested     needed.
                                client in resolution of audit          documentation and resolutions
                                inquiries.                             to inquiries.
FREQUENCY:  AS NEEDED

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
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                                                            BLUE SKY
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
Maintain effective Blue Sky notification     Maintain records of fund sales for       Identify states in which
filings for states in which Fund             client designated states via PW          filings are to be made.
Management intends to solicit sales of       Blue2 compliance system.  File
fund shares.                                 annual notification renewal              Identify exempt transactions to
                                             documents and annual sales reports.      transfer agent for appropriate
                                             File amendments to increase dollar       exclusion from blue sky
                                             amounts authorized for sales by          reporting.
                                             funds, based upon client instruction.
                                             File notifications to states for new
                                             funds and/or classes, mergers and
                                             liquidations.  Provide periodic
                                             reports on state authorization
                                             amounts and sales amounts.
                                             Determine state filing requirements
                                             by using CCH Blue Sky Law Reporter,
                                             ICI memoranda and state securities
                                             commission directives (both written
FREQUENCY:  ON-GOING                         and oral).

File amendments to registration              File updated registration                Inform IBT of filings prior to
statement with the applicable state          statements, prospectuses, SAIs,          SEC filing.
securities commissions in coordination       supplements thereto, and annual
with SEC filing.                             reports to shareholders upon
                                             approval/authorization by client.

FREQUENCY:  ANNUAL UPDATES (INCLUDES
REGISTRATION STATEMENT, PROSPECTUS,
SAI) PLUS ONE ADDITIONAL FILING PER
FISCAL YEAR



-----------------------------------------------------------------------------------------------------------------------------------

                                                            BLUE SKY
-----------------------------------------------------------------------------------------------------------------------------------

Maintain effective Blue Sky notification         C -  Provide consultation as
filings for states in which Fund                 needed on Blue Sky issues.
Management intends to solicit sales of
fund shares.                                     C - Provide consultation on
                                                 product and institutional
                                                 exemptions.
FREQUENCY:  ON-GOING

File amendments to registration                  C - Provide consultation as
statement with the applicable state              needed on Blue Sky filing
securities commissions in coordination           issues.
with SEC filing.

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
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                                                             TAX
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
Prepare income tax provisions.               Calculate investment company taxable     Provide transaction information
                                             income, net tax exempt interest, net     as requested.  Identify Passive
                                             capital gain and spillback dividend      Foreign Investment Companies
                                             requirements. Identify book-tax          (PFICs).  Approve tax
                                             accounting differences.  Track           accounting positions to be
                                             required information relating to         taken.  Approve provisions.
                                             accounting differences.
FREQUENCY:  ANNUALLY



---------------------------------------------------------------------------------------
                                       TAX
---------------------------------------------------------------------------------------
Prepare income tax provisions.               A - Provide consultation as needed in
                                             establishing positions to be taken in
                                             tax treatment of particular issues.
                                             Perform review in conujunction with
                                             the year-end audit.
FREQUENCY:  ANNUALLY
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
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                                                          TAX (CONT.)
----------------------------------------------------------------------------------------------------------------------------------
Calculate excise tax       Calculate required distributions to      Provide transaction information     A - Provide consultation as
distributions              avoid imposition of excise tax.          as requested.  Identify Passive     needed in establishing
                             - Calculate capital gain net           Foreign Investment Companies        positions to be taken in tax

                             income and foreign currency            (PFICs).  Approve tax               treatment of particular
                             gain/loss through October 31.          accounting positions to be          issues.  Review and concur
                             - Calculate ordinary income and        taken.  Review and approve all      with proposed distributions
                             distributions through a specified      income and distribution             per share.
                             cut off date .                         calculations, including
                             - Project ordinary income              from projected income and dividend
                             cut off date to December 31.           shares.  Approve distribution
                             - Ascertain dividend shares.           rates per share and aggregate
                           Identify book-tax accounting             amounts.  Obtain Board approval
                           differences.  Track required             when required.
                           information relating to accounting
                           differences.  Coordinate review by
                           management and fund auditors.
                           Notify custody and transfer agent of
                           authorized dividend rates in
                           accordance with Board approved
                           policy.  Report dividends to Board
                           as required.
FREQUENCY:  ANNUALLY

Prepare tax returns        Prepare excise and RIC tax returns       Review and sign tax return.         A - Review and sign tax
                           for Feeder.                                                                  return as preparer.
FREQUENCY:  ANNUALLY

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
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                                                           TAX (CONT.)
----------------------------------------------------------------------------------------------------------------------------------
Prepare Form 1099                               Obtain yearly distribution               Review and approve information
                                                information.  Calculate 1099             provided for Form 1099.
                                                reclasses and coordinate with
                                                transfer agent.
FREQUENCY:  ANNUALLY




Prepare other year-end tax-related              Obtain yearly income distribution        Review and approve information
disclosures                                     information.  Calculate disclosures      provided.
                                                (i.e., dividend received deductions,
                                                foreign tax credits, tax-exempt
                                                income, income by jurisdiction) and
                                                coordinate with transfer agent.
FREQUENCY:  ANNUALLY
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